UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2026

BITMINE IMMERSION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42675	84-3986354
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue

Norwalk, Connecticut 06854

(Address of principal executive office) (Zip Code)

203-401-8200

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BMNR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 4, 2026, Bitmine Immersion Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Moelis & Company LLC and Cantor Fitzgerald & Co. (the “Underwriters”), relating to the issuance and sale in an underwritten offering (the “Offering”) of 3,500,000 shares (the “Shares”) of the Company’s 9.50% Series A Perpetual Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), at a public offering price of $80.00 per share. The issuance and sale of the Series A Preferred Stock are scheduled to settle on June 10, 2026, subject to customary closing conditions. Certain terms of the Series A Preferred Stock are described in more detail in the Company’s press release announcing the pricing of the Offering, which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

The Company estimates that the net proceeds from the Offering will be approximately $273.8 million, after deducting underwriting discounts and commissions and the Company’s estimated offering expenses. The Company intends to use the net proceeds from the Offering for general corporate purposes, which may include the acquisition of additional ETH and other digital assets, the expansion of staking and validator infrastructure, including through the Made in America VAlidator Network, working capital, strategic investments aligned with the Ethereum ecosystem and broader digital asset adoption, and repurchases of its common stock under the Company’s share repurchase program.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The Offering is being made pursuant to an effective shelf registration statement on Form S-3ASR (Registration No. 333-288579) on file with the Securities and Exchange Commission. The Offering will be made only by means of a prospectus supplement and an accompanying prospectus.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

Item 8.01	Other Events.

On June 5, 2026, the Company issued a press release (the “Press Release”) relating to the pricing of the Offering. A copy of the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

Neither this Current Report on Form 8-K nor the Press Release attached hereto constitute an offer to sell or the solicitation of an offer to buy any securities.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 4, 2026.
99.1	Press Release, dated June 5, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bitmine Immersion Technologies, Inc.

Dated: June 5, 2026	By:	/s/ Chi Tsang
	Name:	Chi Tsang
	Title:	Chief Executive Officer